Exhibit 99.1

COPPER MOUNTAIN NETWORKS CLOSES $11.25 MILLION PRIVATE

PLACEMENT OF COMMON STOCK

Contact:

Michael O. Staiger

Executive Vice President and Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

ir@coppermountain.com

COPPER MOUNTAIN NETWORKS CLOSES $11.25 MILLION PRIVATE

PLACEMENT OF COMMON STOCK

PALO ALTO, Calif., May 7, 2004 – Copper Mountain Networks, Inc. (Nasdaq: CMTN), a leading provider of intelligent broadband access solutions, today announced that it has completed the previously-announced sale of 1,250,000 shares of common stock to new and current shareholders at $9.00 per share. This private placement was announced on May 4, 2004 and closed on May 6. The private placement raised gross proceeds to the company of approximately $11,250,000 before fees and expenses. In connection with this transaction the company has issued warrants to purchase 312,500 shares of common stock at an exercise price of $10.00 per share. The five year warrants may not be exercised for six months from the date they were issued. WR Hambrecht + Co. served as placement agent for the financing.

“We are pleased that these institutional investors chose to invest in Copper Mountain as we continue our transition to the rapidly-emerging Broadband Remote Access Server market,” said Rick Gilbert, Chairman and Chief Executive Officer of Copper Mountain Networks, Inc.

The shares and warrants have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Copper Mountain intends to file with the Securities and Exchange Commission a registration statement relating to the resale of the privately

COPPER MOUNTAIN NETWORKS CLOSES $11.25 MILLION PRIVATE

PLACEMENT OF COMMON STOCK

placed shares and the shares issuable upon exercise of the warrants. Today’s announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of Copper Mountain’s common stock.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (NASDAQ: CMTN) is a leading provider of intelligent broadband access solutions. The company offers a broad set of subscriber access and broadband remote access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Copper Mountain Networks Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding Copper Mountain’s private placement of common stock; Copper Mountain’s operating plan; the capabilities of Copper Mountain’s products; and the market opportunities for such products are subject to risks and uncertainties. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: our current and future funding requirements, our ability to successfully introduce and commercialize our products; our ability to initiate and successfully complete laboratory trials with our current and prospective customers; our ability to compete effectively with other vendors of telecommunications equipment; our ability to keep pace with rapidly changing product requirements; and factors affecting the demand for broadband access technologies. Prospective investors are cautioned not to place undue reliance on such statements. Further, Copper Mountain expressly disclaims

COPPER MOUNTAIN NETWORKS CLOSES $11.25 MILLION PRIVATE

PLACEMENT OF COMMON STOCK

any obligation to update or revise any forward-looking statements or other statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2003, and other reports and filings made with the Securities and Exchange Commission.